Exhibit 5.1

[Letterhead of Citigroup Inc.]

April 14, 2006

Citibank (South Dakota), National Association

701 East 60th Street, North

Sioux Falls, South Dakota 57117

Citibank (Nevada), National Association

8725 West Sahara Avenue

Las Vegas, Nevada 89163

Re:	Registration Statement on Form S-3 for Citibank Credit Card Issuance Trust
Registration No. 333-131355

Ladies and Gentlemen:

I am the General Counsel, Finance and Capital Markets of Citigroup Inc. and, in such capacity, I have acted as counsel to Citibank (South Dakota), National Association (“Citibank (South Dakota)”) and Citibank (Nevada), National Association (“Citibank (Nevada)”), in connection with the preparation and filing of a Registration Statement on Form S-3 (as the same may be amended from time to time, the “Registration Statement”) registering under the Securities Act of 1933, as amended (the “Act”), both a collateral certificate (the “Collateral Certificate”) representing an undivided interest in certain assets of Citibank Credit Card Master Trust I (the “Master Trust”) and series of notes (the “Notes”) to be issued from time to time by Citibank Credit Card Issuance Trust (the “Issuance Trust”) which will be secured by the Collateral Certificate.

The Collateral Certificate has been issued pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of October 5, 2001, as amended by Amendment No. 1 thereto dated as of December 31, 2003 and Amendment No. 2 thereto dated as of December 19, 2005 (as so amended, the “Pooling and Servicing Agreement”), among Citibank (South Dakota), as Seller and Servicer, Citibank (Nevada), as Seller, and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as Trustee (the “Master Trust Trustee”), which are incorporated by reference as Exhibits 4.4, 4.5 and 4.6, respectively, to the Registration Statement, and a related Series Supplement dated as of September 26, 2000 to the Pooling and Servicing Agreement (the “Series Supplement”) among Citibank (South Dakota), as Seller and Servicer, Citibank (Nevada), as Seller, and the Master Trust Trustee, which is incorporated by reference as Exhibit 4.3 to the Registration Statement. The Notes will be issued under an Indenture dated as of September 26, 2000 between the Issuance Trust and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as Trustee (the “Indenture Trustee”), which is incorporated by reference as Exhibit 4.1 to the Registration Statement, as amended by Amendment No. 1 thereto, which is incorporated by reference as Exhibit 4.2 to the Registration Statement (as so amended, the “Indenture”).

Citibank (South Dakota), National Association

Citibank (Nevada), National Association

I, or attorneys under my supervision, have examined and am familiar with originals, or copies certified or otherwise identified to my satisfaction, of such corporate records, certificates or documents as I have deemed appropriate as a basis for the opinions expressed below. In such examination, I (or such persons) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me (or such persons) as originals, the conformity to original documents of all documents submitted to me (or such persons) as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon and subject to the foregoing, I am of the opinion that:

1. The Collateral Certificate is validly issued, fully paid and non-assessable, and entitled to the benefits provided by the Pooling and Servicing Agreement and the applicable Series Supplement.

2. When the Notes have been duly executed, authenticated and delivered in accordance with the Indenture, and sold in the manner described in the Registration Statement, the Notes will be legally issued, fully paid, non-assessable and binding obligations of the Issuance Trust, and the holders of the Notes will be entitled to the benefits of the Indenture.

The foregoing opinions are subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law.

I am admitted to the practice of law only in the State of New York and my opinion is limited to matters governed by the laws of the State of New York and Federal laws of the United States of America.

Citibank (South Dakota), National Association

Citibank (Nevada), National Association

I consent to the use of this opinion in the Registration Statement and to the reference to my name in the Prospectus constituting a part of such Registration Statement under the heading “Legal Matters”. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Michael S. Zuckert
Michael S. Zuckert